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                                                                    Exhibit 10.7


                          UNITED INDUSTRIES CORPORATION
                              CHAIRMAN'S AGREEMENT


                  THIS CHAIRMAN'S AGREEMENT (this "AGREEMENT"), dated as of July __, 1999, is entered into by and among United Industries Corporation, a Delaware corporation (the "COMPANY") and David Jones ("EXECUTIVE"). Certain capitalized terms used but not otherwise defined herein are defined in SECTION 9.

                  Executive and the Company are parties to that certain Consulting Agreement (the "CONSULTING AGREEMENT") and that certain Stock Option Agreement (the "JANUARY OPTION AGREEMENT"), both dated as of January 20, 1999.

                  The Company and Executive desire to enter into an agreement relating to Executive's engagement by the Company in the positions of board member and chairman. Simultaneously with the execution of this Agreement, the parties hereto have entered into a Stock Option Agreement (the "STOCK OPTION AGREEMENT").

                  The parties hereto, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

         PART I.           BOARD MEMBERSHIP TERMS

         1.       BOARD MEMBERSHIP AND DUTIES.

                  (a) The Company hereby engages Executive, and Executive hereby accepts such engagement with the Company, as a member of the Board and as the Company's Chairman on the terms and conditions specified herein.

                  (b) Executive shall devote his best efforts to the interests of the Company, which interests may change from time to time, and shall devote such time to his position as the duties and responsibilities of his position reasonably require.

                  (c) Executive shall perform such duties and functions commensurate with his position as may be reasonably assigned or delegated to him from time to time by the Board. Executive acknowledges that such duties and functions may or may not involve performance of services for or on behalf of affiliates of the Company.


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         2.       TERM AND TERMINATION.

                  (a) TERM. The "TERM" of Executive's engagement by the Company is from the date hereof until the "TERMINATION DATE", which is defined as the earlier of (i) the date of termination of Executive's engagement pursuant to any one or more of SECTIONS 2(b), 2(c) or 2(d) of this Agreement and (ii) the "PAYOUT DATE", which shall be the later of (x) the one-year anniversary hereof and (y) the date which is six months after the date that a new chief executive officer is hired by the Company (provided that if such chief executive officer is not still employed by the Company at the end of such six-month period, this clause (y) shall apply to his successor). Executive is an independent contractor and not an employee of the Company and his engagement by the Company may be terminated by Executive, in his sole and arbitrary discretion, at any time with or without good reason, or by the Company, in the Company's sole and arbitrary discretion, at any time with or without cause, by delivery of a written termination notice to the other party, in each case subject to the consequences in SECTION 4.

                  (b) DEATH. If Executive dies during the Term, the Termination Date shall be the date of his death.

                  (c) TERMINATION BY EXECUTIVE. If Executive terminates his engagement by the Company, the Termination Date shall be the date on which Executive's termination notice is given to the Company, or such later date indicated on such termination notice, which may not be more than thirty (30) days nor less than fourteen (14) days from its receipt by the Company; PROVIDED that upon receipt of Executive's termination notice, the Company may, in its sole discretion, request that Executive cease some or all of his services prior to the date referenced in such notice and Executive shall promptly comply with such request, it being understood that such request will not change the Termination Date specified in this SECTION 2(C).

                  (d) TERMINATION BY THE COMPANY. If the Company terminates Executive's engagement (or if until Executive is removed by a vote of the directors or stockholders of the Company in accordance with the Company's constituent documents), the Termination Date shall be the date on which the Company's notice is given to Executive, or such later date indicated in such termination notice, which may not be more than thirty (30) days from its receipt by Executive. The Company may, in its sole discretion, elect to remove Executive from the position of Chairman without removing him from his position as a member of the Board, in which case the Term shall continue until later terminated pursuant to this SECTION 2.

         3.       COMPENSATION.

                  (a) During the Term, Executive's compensation for his services hereunder shall consist of (a) Base Salary plus (b) Incentive Compensation, if any.

                  (b) "BASE SALARY" shall be paid by the Company to Executive at an annual rate of $300,000, payable in arrears in equal monthly installments, subject to periodic review by the


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compensation committee of the Board for increase only, any such increased salary thereafter constituting "BASE SALARY."

                  (c) "INCENTIVE COMPENSATION," if any, is equal to the sum of the following three amounts, up to a maximum of 60% of Base Salary in any given year, it being understood that no Incentive Compensation is required to be paid in any year in which the Company's actual EBITDA for the year in question is not at least 90% of Target EBITDA for such year:

                           (i) If the Company's actual EBITDA for the year in
                  question equals or exceeds 90% of Target EBITDA for such year, Incentive Compensation will equal the product of (A) Base Salary multiplied by (B) 25%; plus

                           (ii) Incentive Compensation will increase by an
                  amount equal to the product of (A) Base Salary multiplied by
                  (B) 2.5% multiplied by (C) the number of percentage points by which the Company's actual EBITDA for the year in question exceeds 90% of Target EBITDA for such year (for example, if the Company's actual EBITDA was 93% of Target EBITDA for the year in question, the number derived in clause (C) would be 3 (i.e., 93%-90% = 3)), up to a maximum of 25% of Base Salary in any year; plus

                           (iii) Incentive Compensation will increase by an
                  amount equal to the product of (A) Base Salary multiplied by
                  (B) 2% multiplied by (C) the number of percentage points by which the Company's actual EBITDA for the year in question exceeds 100% of the Target EBITDA for such year (for example, if the Company's actual EBITDA was 103% of Target EBITDA for the year in question, the number derived in clause (C) would be 3 (i.e., 103%-100% = 3)).

All Incentive Compensation due hereunder shall be payable promptly after the Company has received audited financial statements from its independent accountants for the year in question which set forth such accountant's determination of actual EBITDA for such year and not later than at or about the time bonuses are paid to the Company's other senior executives whose bonuses are determined based on the receipt of the Company's audited financial statements.. The formula for determining Incentive Compensation provided for in this SECTION 3 shall not be changed during the Term without Executive's consent.

                  (d) STOCK OPTIONS. The Company shall grant Executive options to purchase 300,000 shares of Common Stock, all on the terms and conditions contained in the Company's 1999 Stock Option Plan approved by the Board and in the Stock Option Agreement.

         4.       TERMINATION PROVISIONS.

                  (a) If Executive terminates his engagement by the Company, then:


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                           (i) Executive shall be entitled to Base Salary for
                  the period ending on the Termination Date; and

                           (ii) Executive shall be entitled to any unpaid
                  Incentive Compensation for any calendar year ending prior to the year in which the Termination Date occurs, as well as any Incentive Compensation for the calendar year in which the Termination Date occurs pro-rated based on the portion of Base Salary paid to Executive by the Company in such year.

                  (b) If the Company terminates Executive's engagement or if Executive's services terminate by reason of his death, then in either such case:

                           (i) Executive shall be entitled to Base Salary for
                  the period ending on the Payout Date; and

                           (ii) Executive shall be entitled to any unpaid
                  Incentive Compensation for any calendar year ending prior to the year in which Executive is last entitled to receive his Base Salary pursuant to SECTION 4(b)(i), as well as Incentive Compensation for the calendar year in which Executive is last entitled to receive his Base Salary pursuant to SECTION 4(b)(i) pro-rated based on the portion of Base Salary paid to Executive the Company in such year.

                  (c) Any amounts owed by the Company to Executive pursuant to
SECTION 4(b) shall be paid at such times and in such manner as if the termination giving rise to such payments had not occurred (with the Company retaining the right to prepay all or any portion of such amount at any time in its sole discretion). The Company's obligation to make any payments pursuant to
SECTION 4(b) shall be conditioned upon Executive's continued and continuing compliance with the terms and conditions of this Agreement.

         5. EXPENSES. The Company shall reimburse Executive for all reasonable expenses incurred in the performance of his duties in accordance with the expense reimbursement policy of the Company with respect to members of the Board in effect at the time.

         6. CONFIDENTIAL INFORMATION. Executive acknowledges that the information, observations and data relating to the business of the Company and its subsidiaries which Executive shall obtain during the course of his association with the Company and its subsidiaries and his performance under this Agreement are the property of the Company and its subsidiaries. Executive agrees that he shall not use for his own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Board, unless and to the extent that (i) the aforementioned matters become generally known to or generally available for use by the public, in each case other than as a result of Executive's acts or omissions, (ii) disclosure is compelled by law or judicial, administrative or regulatory action or proceeding or (iii) disclosure is reasonably necessary in order for Executive to enforce his rights under this Agreement or to defend himself in


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any judicial, administrative or regulatory action or proceeding to which the
Company or its affiliates are directly or indirectly a party.

         7. SPECIAL BONUS. Promptly after the Payout Date, the Compensation Committee of the Board shall consider and grant the payment of a one-time special bonus for Executive if and only if a new chief executive officer has been hired by the Company and has been employed by the Company for at least six months as of the Payout Date. Such bonus shall be a minimum of $300,000 and may, in the Compensation Committee's sole discretion, be increased to a maximum of $500,000. The Compensation Committee shall use its reasonable discretion in determining the appropriateness and magnitude of such bonus based upon the Company's performance during the Term and the success of the transition to the new chief executive officer of the Company.

         8. STATUS OF CONSULTING AGREEMENT. Executive and the Company acknowledge and agree that beginning on the date hereof and ending on the Payout Date, all of Executive's and the Company's rights and obligations under the Consulting Agreement shall be suspended, including, without limitation, the rendering of services by Executive and the payment of compensation by the Company. Beginning on the first day after the Payout Date, the Consulting Agreement shall be reinstated and shall continue in full force and effect for the remainder of the Consulting Period (as defined therein), if any, in accordance with its terms.

         9. SURVIVAL. SECTION 4 and SECTIONS 6 through 13 shall survive and continue in full force in accordance with their terms notwithstanding the termination of the Term.

         10. DEFINITIONS. The following definitions shall be applied to the capitalized terms used in this Agreement for all purposes, unless otherwise clearly indicated:

                  (a)      DEFINED TERMS.

                  "BOARD" means the Company's board of directors.

                  "BUSINESS" means the business conducted by the Company including, without limitation, (a) the production and sale of termiticide products and (b) the business conducted by the Company's Spectrum and Chemsico Divisions.

                  "EBITDA" means, for a given period, the consolidated Company's accounting earnings of the Company and its consolidated Subsidiaries before taking into account any interest expense, provision for income taxes or depreciation or amortization expense, excluding for this purpose extraordinary gains and losses unless included in the determination of Target EBITDA.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.


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                  "TARGET EBITDA" means the annual performance goal for the
Company approved by the Board in its reasonable discretion with the input of Executive, with Target EBITDA for fiscal 1999 being $85,400,000 or such lower target as the Board (or a committee thereof) may determine in its reasonable discretion. The Board shall use reasonable efforts to determine Target EBITDA for any fiscal year after 1999 no later than the 90th day of the fiscal year of the Company to which it relates.

                  (b) OTHER DEFINITIONS. The terms set forth below are defined on the following pages of this Agreement:


Agreement..........................................- 1 -
Base Salary........................................- 2 -
Company............................................- 1 -
Consulting Agreement...............................- 1 -
Executive..........................................- 1 -
Incentive Compensation.............................- 3 -
January Option Agreement...........................- 1 -
Payout Date........................................- 2 -
Stock Option Agreement.............................- 1 -
Term...............................................- 2 -
Termination Date...................................- 2 -



         11. INDEMNIFICATION. Without prejudice to (or enlargement or other modification of) any existing rights of indemnification as an officer or director enjoyed by Executive, the Company will defend and indemnify and hold Executive harmless for serving as a director and Chairman to the same extent as the Company indemnifies its officers and directors under the Company's articles of incorporation and bylaws as in effect on the date hereof, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors or officers (and to the extent the Company maintains such an insurance policy or policies, Executive shall be covered by such policy or policies, in accordance with its or their terms to the maximum extent of the coverage provided for any other Company officer or director). No amendment to the Company's Certificate of Incorporation or bylaws after the date of this Agreement which reduces the scope of indemnification of officers and directors shall affect the rights of Executive under this Agreement.

         12. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                           TO THE COMPANY

                           United Industries Corporation
                           8825 Page Boulevard
                           St. Louis, MO 63114
                           Telecopy: (314) 253-5941
                           Attention:       Chief Financial Officer


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                           WITH A COPY TO

                           Thomas H. Lee Equity Fund IV, L.P.
                           c/o Thomas H. Lee Company
                           75 State Street
                           Boston, MA  02109
                           Telecopy: (617) 227-3514
                           Attention:       C. Hunter Boll
                                            Scott Schoen

                           TO EXECUTIVE

                           David Jones
                           4596 Signature Drive
                           Middleton, WI 53562
                           Telecopy: (608) 828-9721

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S.
mail.

         13.      GENERAL PROVISIONS.

                  (a) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (b) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, other than the Consulting Agreement and the January Option Agreement.

                  (c) COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (d) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their


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respective successors and assigns; PROVIDED that the rights and obligations of
Executive under this Agreement shall not be assignable.

                  (e) GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

                  (f) REMEDIES. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                  (g) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.

                  (h) THIRD-PARTY BENEFICIARY. There are no beneficiaries to this Agreement other than the signatories hereto.

                  (i) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or legal holiday.

                  (j) ASSIGNMENT. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation; PROVIDED that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume this Agreement. As used in this Agreement, "COMPANY" shall mean the Company, as defined above, and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law or otherwise.

                  (k) TAX RETURNS. It is intended that the fees paid to Executive hereunder shall constitute revenues to Executive and (unless otherwise required by law) the Company will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contribution Act or any other state or federal law. Executive shall file all tax returns and reports required to be filed by him on the basis that Executive


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is an independent contractor, rather than an employee, as defined in Treasury
Regulation Section 31.3121(d)-1(c)(2).

                  (l) MITIGATION BY EXECUTIVE. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Executive obtains other employment.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first written above.

                                             UNITED INDUSTRIES CORPORATION


                                             By:________________________________

                                             Its:_______________________________




                                             -----------------------------------
                                             DAVID JONES